SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive  Additional Materials
[ ]      Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                        ALL AMERICAN SEMICONDUCTOR, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

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         2)  Form, Schedule or Registration Statement No.:

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         3)  Filing Party:

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         4)  Date Filed:

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







                        ALL AMERICAN SEMICONDUCTOR, INC.

                              ____________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                           TO BE HELD ON June 1, 1999


                              ____________________

To:  The shareholders of All American Semiconductor, Inc.


The annual meeting of the shareholders of All American Semiconductor, Inc. (the "Company"), a Delaware corporation, will be held on Tuesday, June 1, 1999, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, for the following purposes:


1. to elect two directors to serve on the Board of Directors until the 2002 annual meeting of shareholders or until election and qualification of their respective successors;

2.       to approve an amendment to the Company's  Certificate of  Incorporation
         to  effect  a  one-for-five   reverse  stock  split  of  the  Company's
         outstanding common stock (the "Reverse Stock Split");

3. to approve the increase in the number of shares of common stock reserved for issuance under the Company's Employees', Officers', Directors' Stock Option Plan as previously amended and restated (the "Option Plan");

4. to approve the extension of the term and expiration date of the Option Plan to April 18, 2009;

5. to ratify the selection of Lazar Levine & Felix LLP as the Company's independent public accountants for the year ending December 31, 1999; and

6. to consider and act upon such other matters as may properly come before the annual meeting or any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on Monday, April 26, 1999, will be entitled to notice of and to vote at the meeting or at any adjournments or postponements thereof.

                                       By Order of the Board of Directors,




                                        /s/HOWARD L. FLANDERS
                                        ----------------------------------------
                                           Howard L. Flanders,
                                           Corporate Secretary
April 30, 1999
Miami, Florida


THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        ALL AMERICAN SEMICONDUCTOR, INC.
                             16115 N.W. 52ND AVENUE
                              MIAMI, FLORIDA 33014

                              --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


                           TO BE HELD ON June 1, 1999


                              --------------------


                                  INTRODUCTION

General
-------


The enclosed proxy is solicited by and on behalf of the Board of Directors ("Board") of All American Semiconductor, Inc. (the "Company") for use at the Company's annual meeting of shareholders (the "Meeting") to be held on Tuesday, June 1, 1999, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, and at any adjournments or postponements thereof. The Company is first mailing this Proxy Statement and the accompanying proxy to its shareholders on or about May 3, 1999.


Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. Any properly executed and timely received proxy, not so directing to the contrary, will be voted "FOR" each of the items listed on the proxy. Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to Howard L. Flanders, the Corporate Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any notice revoking a previously submitted proxy should be sent to Howard
L. Flanders, Corporate Secretary, All American Semiconductor, Inc., 16115 N.W. 52nd Avenue, Miami, Florida 33014. Revocations will not be effective unless received in writing by the Corporate Secretary of the Company prior to the Meeting.


The expense of this solicitation will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and the Company will, upon request, reimburse them for reasonable expenses in doing so. The Company has made arrangements with Shareholder Communications Corporation, a proxy solicitation firm, to assist the Company in soliciting proxies from shareholders. The cost to the Company with respect to such arrangement is estimated to be approximately $5,000. Solicitation of proxies from some shareholders may also be made by the Company's officers and regular employees by telephone, telecopy, the Internet, or in person after the initial solicitation, without additional compensation or remuneration therefor.


A copy of the Company's annual report for the fiscal year ended December 31, 1998 (which has included therein audited consolidated financial statements for the Company) is being mailed to the Company's shareholders together with this Proxy Statement.

Voting Securities
-----------------

All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on Monday, April 26, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. On the Record Date, the Company had 19,866,906 shares of Common Stock outstanding (the "Shares"), all of which (except 160,703 shares held by a wholly-owned subsidiary of the Company and 19,592 treasury shares of the Company) are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Shares will constitute a quorum for the transaction of business.

Approximately 10.3% of the Shares are (and were on the Record Date) owned by Paul Goldberg and Bruce M. Goldberg and members of their families and certain affiliated trusts (collectively the "Goldberg Group"), in addition to approximately 8.6% of the Shares as to which Paul Goldberg and Bruce M. Goldberg act as voting trustees with respect to the election of directors of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The members of the Goldberg Group have informed the Company that they intend to vote in favor of all proposals made by the Board in this Proxy Statement.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each director or nominee for director, (iii) each executive officer of the Company who was serving as an executive officer at the end of fiscal year 1998 (including the Chief Executive Officer), and (iv) all executive officers and directors of the Company as a group. Except as indicated in the notes to the following table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

                                                                                    PERCENT OF
   NAME AND ADDRESS                                        AMOUNT AND NATURE OF     OUTSTANDING
   OF BENEFICIAL OWNER (1)                              BENEFICIAL OWNERSHIP (2)    SHARES (2)
   -----------------------                              ------------------------  ------------
   Bruce M. Goldberg (3)(4)........................                 3,010,991           15.3%
   Paul Goldberg (3)(5)............................                 2,363,982           12.0%
   John Jablansky..................................                    56,250             *
   S. Cye Mandel...................................                    40,625             *
   Howard L. Flanders..............................                    21,000             *
   Daniel M. Robbin................................                    10,000             *
   Rick Gordon.....................................                     1,000             *
   Sheldon Lieberbaum (6)..........................                         -             -
   All executive officers and directors
   as a group (8 persons)(3)(4)(5)(6)..............                 3,551,500           18.0%

   ---------------
   *     Less than 1%

(1) The address of each of Paul Goldberg, Bruce M. Goldberg, Howard L. Flanders, Rick Gordon and John Jablansky is the Company, 16115 N.W. 52nd Avenue, Miami, Florida 33014; S. Cye Mandel is 1800 Northeast 114th Street, Apt. 2305, North Miami, Florida 33181; Sheldon Lieberbaum is 220 East 72nd Street, Apt. 28E, New York, New York 10021; and Daniel
         M. Robbin is 4697 Carlton Golf Drive, Lake Worth, Florida 33467.

(2) Excludes outstanding stock options to purchase 3,026,103 shares of the Company's Common Stock, of which 2,908,552 options to purchase shares (including the aggregate of 1,000,000 options issued to four of the executive officers of the Company on June 8, 1995 (the "1995 Options")) were issued pursuant to the Company's Employees', Officers', Directors' Stock Option Plan (as previously amended and restated the "Option Plan"). Of these outstanding options, 1,671,000 options (including the 1995 Options) are held by the executive officers and directors of the Company as a group, including 625,000 options (including 450,000 1995 Options) held by Bruce M. Goldberg, 450,000 options (including 250,000 1995 Options) held by Paul Goldberg, 263,000 options (including 150,000 1995 Options) held by Howard L. Flanders, 273,000 options (including 150,000 1995 Options) held by Rick Gordon, 25,000 options held by John Jablansky and 35,000 options held by Daniel M. Robbin. Further excludes currently outstanding warrants to purchase 993,125 shares of the Company's Common Stock. If all options and warrants outstanding as of the Record Date were exercised (which includes the 1995 Options), Bruce
         M. Goldberg, Paul Goldberg, Howard L. Flanders, Rick Gordon, John Jablansky, Daniel M. Robbin, S. Cye Mandel and all executive officers and directors of the Company as a group would beneficially own as of the Record Date, 15.3%, 11.9%, 1.2%, 1.2%, .3%, .2%, .2% and 22.0%,
         respectively, of the Company's Common Stock. For purposes of calculating the Percent of Outstanding Shares, the shares of Common Stock held by a wholly-owned subsidiary of the Company and treasury shares of the Company totaling 180,295 are not deemed to be outstanding.

(3) Includes for each of Bruce M. Goldberg and Paul Goldberg and all executive officers and directors as a group: (a) 264,726 shares of the Company's Common Stock held by two grantor retained annuity trusts (the "GRATs") as to which Bruce M. Goldberg, as the trustee under each of the GRATs, has sole voting and dispositive duties, with one of the GRATs holding 199,272 shares of Common Stock providing for an annual annuity to Paul Goldberg through 2002 and with the other GRAT holding 65,454 shares of Common Stock providing for an annual annuity to Paul Goldberg's wife, Lola Goldberg, through 2002; and (b) the 1,687,622 shares of the Company's Common Stock that Paul Goldberg and Bruce M. Goldberg, as trustees, have the right to vote for up to a period of six years with respect to the election of directors of the Company pursuant and subject to a voting trust agreement, dated as of December 29, 1995, among the trustees and the former stockholders of two affiliated, privately held companies (Added Value Electronics Distribution, Inc. and A.V.E.D.-Rocky Mountain, Inc.) acquired by the Company in December 1995, who were issued such shares in connection with such acquisitions.

(4)      Includes  69,496,  56,000,  79,496,  79,496  and  79,496  shares of the
         Company's Common Stock held of record by Bruce M. Goldberg as trustee for his sons, Matthew Goldberg and Alec Goldberg, and for his nieces and nephew, Kimberly Phelan, Tiffany Phelan and Patrick Phelan, respectively. For federal securities law purposes only, Bruce M. Goldberg is deemed to be the beneficial owner of these securities. Does not include 7,500 shares of the Company's Common Stock held of record by Jayne Goldberg, the wife of Bruce M. Goldberg, and 96,039 shares of the Company's Common Stock held of record by an unrelated third party as trustee for Matthew Goldberg (48,432 shares) and Alec Goldberg (47,607 shares). Bruce M. Goldberg disclaims beneficial ownership over all such securities.

(5) Includes 223,764 shares of the Company's Common Stock owned of record by Paul Goldberg's wife, Lola Goldberg, and 1,250 and 1,250 shares of the Company's Common Stock held of record by Paul Goldberg as custodian for grandchildren, Kimberly Phelan and Tiffany Phelan, respectively. For federal securities law purposes only, Paul Goldberg is deemed to be the beneficial owner of these securities. Does not include 179,698 shares of the Company's Common Stock held of record by Robin Phelan, the daughter of Paul and Lola Goldberg, over which securities Paul and Lola Goldberg disclaim beneficial ownership.

(6) Does not include the warrants to purchase 523,250 shares of the Company's Common Stock at an exercise price per share of $2.625 issued to Lew Lieberbaum & Co., Inc. in connection with the Company's June 1995 public offering of Common Stock (the "1995 Public Offering").

                               BOARD OF DIRECTORS

The Company currently has seven directors serving on its Board. The directors of the Company and their ages and positions (if any) with the Company as of the Record Date are as follows:

NAME                       CLASS      AGE    POSITION
----                       -----      ---    --------

Paul Goldberg (1)            III       70    Chairman of the Board

Bruce M. Goldberg (1)         II       43    Director, President and
                                             Chief Executive Officer

Howard L. Flanders            II       41    Director, Executive Vice President
                                             Chief Financial Officer and
                                             Corporate Secretary

Rick Gordon                  III       45    Director, and Senior Vice President
                                             of Sales

S. Cye Mandel (2)(3)           I       69    Director

Sheldon Lieberbaum (2)(3)      I       63    Director

Daniel M. Robbin               I       64    Director

------------------
(1)      member of the Executive Committee
(2)      member of the Audit Committee
(3)      member of the Compensation Committee

The Company's Certificate of Incorporation provides for a staggered Board, consisting of three classes. The terms of office of Class I, II and III directors expire in 2001, 1999 and 2000, respectively.

The following is a brief resume of the Company's directors:

PAUL GOLDBERG, one of the co-founders of the Company and the father of Bruce M. Goldberg, has been employed by the Company in various executive capacities since its predecessor's formation in 1964, and has served as Chairman of the Board since 1978. Paul Goldberg was also Chief Executive Officer of the Company until 1997 and President of the Company until 1994.

BRUCE M. GOLDBERG, the son of Paul Goldberg, joined the Company in 1988 as Vice President, in 1990 became Executive Vice President and in 1994 became President and Chief Operating Officer. In 1997, Bruce M. Goldberg was appointed Chief Executive Officer of the Company. Bruce M. Goldberg has served as a director of the Company since 1987. From 1981 until joining the Company, Bruce M. Goldberg practiced law.

HOWARD L.  FLANDERS  joined the Company in 1991 as its Vice  President and Chief
Financial Officer, and in 1992 became a director of the Company and Corporate Secretary. In 1997, Mr. Flanders was appointed Executive Vice President of the Company. Prior to joining the Company, Mr. Flanders, who is a CPA, was Controller of Reliance Capital Group, Inc., a subsidiary of Reliance Group Holdings, Inc., where he held various positions since 1982. Prior thereto, Mr. Flanders was an accountant with the public accounting firm of PricewaterhouseCoopers LLP.

RICK GORDON has been employed by the Company since 1986. He was originally the General Manager of the Company's Northern California office and Northwest Regional Manager. In 1990, Mr. Gordon became the Western Regional Vice President and in 1992 Vice President of North American Sales and a director of the Company. In 1994, Mr. Gordon was appointed Senior Vice President of Sales and Marketing for the Company and currently holds the title of Senior Vice President of Sales. Before working for the Company, Mr. Gordon was Western Regional Vice President for Diplomat Electronics, another electronic components distributor, from 1975 until 1986.

S. CYE MANDEL is a prominent South Florida businessman who has been an executive in the food service industry for 30 years. Mr. Mandel was a principal in the entity which developed and acted from 1988 to 1993 as the manager of the Miccosukee Indian bingo enterprise located in Miami, Florida. Mr. Mandel has served as director of the Company since 1987.

SHELDON LIEBERBAUM was director of corporate finance and a director and shareholder of Lew Lieberbaum & Co., Inc. ("Lew Lieberbaum") until retiring in 1997. Lew Lieberbaum, which is no longer in business, was an investment banking firm which was the underwriter of the Company's 1995 Public Offering and was one of the underwriters of the Company's June 1992 public offering of common stock. Mr. Lieberbaum was also an officer of the underwriter which took the Company public in 1987. Mr. Lieberbaum had been in the brokerage business for over 35 years. Mr. Lieberbaum became a director of the Company in 1992.

DANIEL M. ROBBIN has been involved in electronics distribution for over 39 years. Mr. Robbin retired in 1994 from Avnet Corporation, one of the largest distributors in the electronic components industry, where he spent 34 years, most recently as Senior Vice President of Avnet, Inc. and Executive Vice President of its subsidiary, Time Electronics. Mr. Robbin became a director of the Company in 1997. Mr. Robbin has been a consultant to the Company since 1995.

The Board formally met 15 times (including on nine days between the period September 12 and 25, 1998) during the fiscal year ended December 31, 1998, in addition to acting one time during the year by unanimous written consent. All Board members attended the meetings, except for one meeting in which one member was absent, and executed the unanimous written consents.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1998, Daniel M. Robbin, a director of the Company, performed consulting services on behalf of the Company for which he received an aggregate of $26,000.

In 1998, the Company made a loan to Bruce M. Goldberg, the President and CEO of the Company, in the amount of $125,000 in connection with his relocation to San Jose. This loan is evidenced by a promissory note, which bears interest at 5% per annum and is payable interest only for the first five years and four months and principal and interest annually thereafter until maturity based on a twenty-year self-amortization schedule, with any unpaid principal and accrued interest payable in full in August 2013.

BOARD COMPENSATION

The members of the Board do not currently receive compensation from the Company for acting in their capacity as directors of the Company nor has the Company adopted any standard arrangement for compensating non-employee directors of the Company. The Company may decide in the future to compensate directors and/or to establish a standard compensation arrangement for non-employee directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock, and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are also required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge,  during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent shareholders were satisfied.

                                BOARD COMMITTEES

EXECUTIVE COMMITTEE

The Executive Committee is comprised of Paul Goldberg and Bruce M. Goldberg. During 1998, the Executive Committee did not meet formally, however, its members spoke on nearly a daily basis in connection with the operations of the Company. The Executive Committee possesses substantially all of the powers of the Board and acts as the Board between Board meetings.


AUDIT COMMITTEE

The Audit Committee is comprised of S. Cye Mandel and Sheldon Lieberbaum. During the fiscal year ended December 31, 1998, the Audit Committee did not meet formally, but Audit Committee matters were discussed at Board meetings. In March 1999, the Audit Committee met. The Audit Committee is responsible for recommending the selection of the independent auditors, reviewing the arrangements and scope of the independent audit, reviewing internal accounting procedures and controls and reviewing the reports and recommendations of the independent auditors with respect to internal controls.

COMPENSATION COMMITTEE

The Compensation Committee consists of S. Cye Mandel and Sheldon Lieberbaum, two independent non-employee directors of the Company. The Compensation Committee is responsible for determining the compensation of all executive officers of the Company and acts as the stock option committee of the Board, administering the Option Plan. The senior management of the Company makes all decisions with respect to the compensation (other than the granting of stock options) of all employees other than the executive officers of the Company. See "BOARD OF DIRECTORS." During the fiscal year ended December 31, 1998, the Compensation Committee did not meet formally, but acted one time during the year by unanimous written consent.

NOMINATING COMMITTEE

The Board does not have a Nominating Committee, such function being performed by the Board as a whole.

                        EXECUTIVE OFFICERS OF THE COMPANY

The Company currently has five executive officers. Each officer serves at the discretion of the Board; however, as of the date of this Proxy Statement Paul Goldberg and Bruce M. Goldberg have employment agreements with the Company. See "EXECUTIVE COMPENSATION-Employment Agreements." The executive officers of the Company and their ages and positions as of the Record Date are as follows:

NAME                          AGE       POSITION
----                          ---       --------

Paul Goldberg                 70        Chairman of the Board

Bruce M. Goldberg             43        President and Chief Executive Officer

Howard L. Flanders            41        Executive    Vice    President,    Chief
                                        Financial    Officer    and    Corporate
                                        Secretary

Rick Gordon                   45        Senior Vice President of Sales

John Jablansky                41        Senior   Vice   President   of   Product
                                        Management

JOHN JABLANSKY has been employed by the Company since 1981. He was originally in sales and since 1982 has worked in various capacities within the product management department. In 1997, Mr. Jablansky was appointed Senior Vice President of Product Management of the Company. Prior to joining the Company, Mr. Jablansky was employed by Milgray Electronics, another electronic components distributor.

For a brief resume of the Company's executive officers other than John Jablansky, see "BOARD OF DIRECTORS."

                             EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation earned during each of the fiscal years ended December 31, 1998, 1997, and 1996, by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE


                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                   ANNUAL COMPENSATION                AWARDS
                                          --------------------------------------- ---------------
                                                                  OTHER ANNUAL      SECURITIES        ALL OTHER
                                                                  COMPENSATION      UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR  SALARY($)  BONUS($)        ($)(1)         OPTIONS(#)          ($)(2)
---------------------------         ----- ---------  --------  ------------------ ---------------   ---------------
Paul Goldberg...................     1998   251,000   116,000             -                  -            8,600
  Chairman of the Board              1997   254,000   152,000             -            200,000(3)        10,000
                                     1996   243,000         -             -                  -            9,000

Bruce M. Goldberg...............     1998   319,000   116,000        64,000(4)               -           26,000
  President and Chief                1997   321,000   167,000             -            175,000(3)        25,000
  Executive Officer                  1996   253,000         -             -                  -           26,000

Howard L. Flanders..............     1998   182,000    77,000             -                  -           18,000
  Executive Vice President and       1997   182,000   101,000             -             13,000(3)        17,000
  Chief Financial Officer            1996   157,000         -             -                  -           17,000

Rick Gordon.....................     1998   189,000    77,000             -                  -           16,000
  Senior Vice President of Sales     1997   188,000   101,000             -            123,000(3)        15,000
                                     1996   163,000         -             -                  -           16,000

John Jablansky..................     1998   155,000         -             -                  -           24,000
  Senior Vice President of           1997   162,000         -             -             25,000(3)        23,000
  Product Management (5)             1996   153,000         -             -                  -            6,000

---------------

(1) Except for Bruce M. Goldberg, other annual compensation for each of the named executive officers in 1996, 1997 and 1998 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such named executive officer.

(2) All other compensation includes Company contributions to life insurance policies, where the Company is not the beneficiary, to the Deferred Compensation Plans and to the 401(k) Plan of the Company. See hereinbelow and "Deferred Compensation Plans for Executive Officers and Key Employees" and "401(k) Plan."

(3) Represents stock options granted in connection with the Company's stock option repricing during 1997. The repriced options replaced options that were canceled and are no longer exercisable.

(4)      Includes   payments  made  in  connection   with  Bruce  M.  Goldberg's
         relocation to San Jose to be based where the sales and marketing functions of the Company are headquartered. See "Employment Agreements
         - The Goldberg Agreements" hereinbelow.

(5) Mr. Jablansky was appointed Senior Vice President of Product Management in 1997.

The Company pays for a $550,000 universal life insurance policy on the life of Paul Goldberg with benefits payable to his wife, which had an annual premium in 1998 of $7,700. Pursuant to the terms of an employment agreement with Bruce M. Goldberg, the Company makes annual advances, currently in the amount of $21,995, to Bruce M. Goldberg to cover the annual premium on a $1,000,000 whole life insurance policy (the "Whole Life Policy") on the life of Bruce M. Goldberg. On May 31, 1997, as a result of Bruce M. Goldberg's completion of a previously agreed to vesting period, all advances previously made to pay premiums on the Whole Life Policy were canceled and any security was released. On and after June 1, 1997, the Company is obligated to continue, for the duration of Bruce M. Goldberg's employment, to pay the annual premium to Bruce M. Goldberg for the Whole Life Policy. In addition, beginning in 1993 the Company has advanced, and intends to continue to advance, the premiums for $1,000,000 flexible premium life insurance policies owned by each of Howard L. Flanders and Rick Gordon. The Company's advances are secured by a collateral assignment of the cash value and death benefit of each of the policies. The current annual premium on each of these policies is $11,500. The Company's obligations to make premium payments in connection with Howard L. Flanders' and Rick Gordon's policies are expected to last for a maximum of ten years. Howard L. Flanders and Rick Gordon have been with the Company for a period of five years from the year in which the policy was acquired (1993) and provided they each remain in the employ of the Company or they have become disabled or a change in control has occurred during the term of their employment, the advances will be deemed canceled and the security released thereafter ratably over a five-year vesting period until such time as all advances are deemed canceled.

OPTION GRANTS IN LAST FISCAL YEAR

The Company did not grant any stock options during its fiscal year ended December 31, 1998 to any named executive officer of the Company. The Company does not have a plan whereby tandem stock appreciation rights ("SARS") are granted.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-ENDED OPTION VALUES

The following table sets forth information concerning the aggregate option exercises in the fiscal year ended December 31, 1998, and the value of unexercised stock options as of December 31, 1998, for the individual executive officers named in the Summary Compensation Table:

                                                                         NUMBER OF
                                                                         SECURITIES              VALUE OF
                                                                         UNDERLYING             UNEXERCISED
                                                                        UNEXERCISED             IN-THE-MONEY
                                                                         OPTIONS AT             OPTIONS AT
                                     SHARES                               FY-END(#)              FY-END ($)
                                   ACQUIRED ON          VALUE           EXERCISABLE/           EXERCISABLE/
                                   EXERCISE(#)       REALIZED($)        UNEXERCISABLE         UNEXERCISABLE(1)
                                   ---------------------------------------------------------------------------
Paul Goldberg................          -                 -                 105,000(E)                -
                                       -                 -                 345,000(U)                -
Bruce M. Goldberg............          -                 -                  85,000(E)                -
                                       -                 -                 540,000(U)                -
Howard L. Flanders...........          -                 -                 108,750(E)                -
                                       -                 -                 154,250(U)                -
Rick Gordon..................          -                 -                  96,750(E)                -
                                       -                 -                 176,250(U)                -
John Jablansky...............          -                 -                  13,125(E)                -
                                       -                 -                  11,875(U)                -

--------------

(1) Value is based upon the difference between the exercise price of the options and the last reported sale price of the Common Stock on the Nasdaq Stock Market on December 31, 1998 (the Company's fiscal year end).

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for recommending to the Board the compensation of the executive officers, including annual base salaries, cash and non-cash bonuses, stock ownership plans, retirement plans and other benefits. With respect to the compensation of the executive officers other than the Chief Executive Officer, the Compensation Committee makes its recommendations after consulting with the Chief Executive Officer. In addition, the Compensation Committee administers the Option Plan and the Company's deferred compensation plans and will administer all future benefit plans of the Company. The policies of the Compensation Committee and the Board with respect to the compensation of the executive officers is intended to establish levels of annual compensation that are consistent with the Company's annual and long-term goals and to reward individuals for corporate performance as well as individual achievements. In part, the Compensation Committee believes in using incentives such as annual incentive cash bonuses and stock option grants and deferred compensation plans as a means of motivating its executive officers to perform at the highest levels possible and to tie directly the compensation of the Company's executive officers to the operating performance of the Company. The Compensation Committee also takes into consideration the compensation of executive officers at companies similar in size to the Company and at other companies within the same industry as the Company.

In May 1995, the Compensation Committee, in conjunction with the Board, authorized new employment agreements for four of the five executive officers of the Company, which employment agreements include a combination of annual incentive cash bonuses and the issuance of the 1995 Options as part of the incentive compensation program that the Compensation Committee believed appropriate in order to establish a mechanism to tie the operating performance of the Company and the return on investment made by the Company's shareholders over the next several years to such executive officers' annual compensation during such period. In particular, a potentially significant portion of each executive officers' annual cash compensation is in the form of an annual bonus arrangement based on a percentage of the pre-tax income of the Company and the 1995 Options granted to each such executive officer vest based upon the Company attaining certain levels of net earnings per share on a primary basis. As part of determining the compensation packages set forth in such employment agreements, the Compensation Committee considered the backgrounds, the tenure and the experience of the executive officers as well as the results of operations for 1993 and 1994 and projected results for 1995 and thereafter. The Compensation Committee also took into consideration the fact that the compensation levels of all executive officers were modest to low for such executives at other companies similar in size to the Company and other companies within the same industry as the Company. With regard to two of such employment agreements with Howard L. Flanders and Rick Gordon, such 1995 employment agreements expired on December 31, 1998. The Company is discussing with such executive officers the terms upon which the employment agreements will be extended. The Compensation Committee will utilize similar criteria as it did in authorizing the 1995 employment agreements in approving the terms of such extended employment agreements. See "Employment Agreements" and "Employees', Officers', Directors' Stock Option Plan" hereinbelow.

                           SHELDON LIEBERBAUM, member
                              S. CYE MANDEL, member

EMPLOYEES', OFFICERS', DIRECTORS' STOCK OPTION PLAN

In 1987, the Company established an Employees', Officers', Directors' Stock Option Plan (as previously amended and restated the "Option Plan"). Subsequent thereto certain amendments to and a restatement of the Option Plan have been adopted by the Board and approved by the shareholders of the Company. The Option Plan may be further modified or amended by the Board, but certain modifications and amendments must be approved by the Company's shareholders to continue in effect. On April 19, 1999, the Board authorized and adopted, subject to shareholder approval, an increase in the number of shares reserved for issuance under the Option Plan to 4,500,000 (prior to and without giving effect to the proposed Reverse Stock Split, which if approved by the shareholders and effectuated by the Company would reduce the number of shares reserved for issuance under the Option Plan to one-fifth of the number reserved for issuance under the Option Plan prior to effectuating the Reverse Stock Split) and to extend the term and expiration date of the Option Plan to April 18, 2009. Such amendments require the approval of the shareholders of the Company at the Meeting to continue in effect and are described in "ITEM 3. AUTHORIZATION OF ADDITIONAL SHARES UNDER OPTION PLAN" and "ITEM 4. EXTENSION OF TERM AND
EXPIRATION DATE OF OPTION PLAN" in "PROPOSALS." The Board is recommending approval of such amendments by the Company's shareholders at the Meeting.

The Option Plan provides for the granting to key employees of both "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" ("non-qualified stock options" are options which do not comply with Section 422 of the Code) and for the granting to non-employee directors and independent contractors associated with the Company of non-qualified stock options.

A general description of the Option Plan, as previously in effect and as amended, is presented below. Reference is also made to ITEM 3 and ITEM 4 in "PROPOSALS" for a detailed description of the amendments for which shareholder approval is being sought at the Meeting. A copy of the Option Plan may be obtained without charge upon written request to Howard L. Flanders, the Corporate Secretary, at the Company's principal executive offices, 16115 N.W. 52nd Avenue, Miami, Florida 33014.

PURPOSE. The purpose of the Option Plan is to secure for the Company and its subsidiaries the benefits of the additional incentive to selected key employees and non-employee directors of and independent contractors associated with the Company inherent in the ownership of Common Stock, to promote the success and profitability of the Company's business and to help the Company attract, secure and retain the services of such key employees, non-employee directors and independent contractors.

TERM OF THE OPTION PLAN. Prior to the adoption by the Board of the amendment described in ITEM 4 in "PROPOSALS," unless earlier terminated, the Option Plan would have continued in effect through May 28, 2004, after which it would expire and no further options could thereafter be granted under the Option Plan. Subject to the approval of the shareholders at the Meeting, the term and expiration date of the Option Plan has been extended to April 18, 2009. The expiration of the Option Plan, or its termination by the Board, will not affect any options previously granted and then outstanding under the Option Plan. Such outstanding options shall remain in effect until they have been exercised, terminated or have expired.

NUMBER OF SHARES. Prior to the adoption by the Board of the amendment described in ITEM 3 in "PROPOSALS," a maximum of 3,250,000 shares of the Company's Common Stock was reserved for issuance upon the exercise of options granted under the Option Plan, subject to any adjustments required upon changes in capitalization to prevent dilution or enlargement of the shares issuable pursuant to the Option Plan by reason of any stock split, stock dividend, combination of shares, recapitalization or other change in the capital structure of the Company. Subject to the approval of the shareholders of the Company at the Meeting, the number of shares of the Company's Common Stock reserved for issuance under the Option Plan has been authorized by the Board to be increased to 4,500,000 shares prior to and without giving effect to the proposed Reverse Stock Split. If the Reverse Stock Split is approved by the shareholders and effectuated by the Company, the number of shares reserved for issuance under the Option Plan would be reduced to one-fifth of the number reserved for issuance under the Option Plan prior to effectuating the Reverse Stock Split. For example, if the proposal in ITEM 3 in "PROPOSALS" is approved and the number of shares reserved for issuance under the Option Plan is increased to 4,500,000 shares and the Reverse Stock Split is approved and effectuated by the Company, the number of shares of the Company's Common Stock reserved for issuance under the Option Plan would be adjusted to 900,000 shares. Any common stock subject to an option which expires or is canceled or terminated without having been exercised will again be available for issuance under the Option Plan, subject, however, to any adjustment required as a result of the Reverse Stock Split being effectuated. See "Recapitalization, Consolidation and Similar Transactions" hereinbelow.

ADMINISTRATION. The Option Plan is administered by the Compensation Committee comprised of two or more non-employee directors appointed by the Board from among its members. Any member of the Compensation Committee may be removed at any time either with or without cause by action of the Board and a vacancy on the Compensation Committee due to any reason can be filled by the Board. The current members of the Compensation Committee are two of the independent, non-employee directors of the Company, S. Cye Mandel and Sheldon Lieberbaum. Subject to the express limitations of the Option Plan, the Compensation
Committee has authority, in its discretion, to interpret the Option Plan, to adopt, prescribe, amend and rescind rules and regulations as it deems appropriate concerning the holding of its meetings and administration of the Option Plan, to determine and recommend persons to whom options should be granted, the date of each option grant, the number of shares of Common Stock to be included in each option, any vesting schedule, the option price and term (which in no event will be for a period more than ten years from the date of grant) and the form and content of agreements evidencing options to be issued under the Option Plan.

ELIGIBILITY TO PARTICIPATE IN OPTION PLAN. Options may be currently granted under the Option Plan to any key employee or non-employee director or prospective key employee or non-employee director (conditioned upon, and effective not earlier than, his or her becoming an employee or director) of or independent contractor associated with the Company or its subsidiaries. However, as required by the Code, non-employee directors and independent contractors are only eligible to receive non-qualified stock options. In determining key employees to whom options will be granted, the Compensation Committee takes into consideration the key employee's present and potential contribution to the success and growth of the Company's business and other such factors as the Compensation Committee may deem proper or relevant in its discretion including whether such person performs important job functions or makes important decisions for the Company, as well as the judgment, initiative, leadership and continued efforts of eligible participants. Employees who are also officers or directors of the Company or its subsidiaries will not by reason of such offices be ineligible to receive options. However, no member of the Compensation Committee is eligible to receive options under the Option Plan. As of the Record Date, the Compensation Committee has not adopted formal eligibility limitation criteria. Therefore, quantification of the current number of employees, non-employee directors and independent contractors that would technically be eligible for participation is not currently readily determinable. As of the Record Date, approximately 86 employees held outstanding options.

EXERCISE PRICE. The exercise price for all options granted under the Option Plan shall not be less than the fair market value of the Company's Common Stock on the date of grant (or, in the case of incentive stock options, 110% of the fair market value if the beneficiary of the grant beneficially owns 10% or more of the outstanding shares of the Company's Common Stock). For purposes of the Option Plan, fair market value on the date of grant of any option is the average of the "market price" of a share of Common Stock for each of the seven (7) consecutive business days preceding such day. The "market price" on each such day shall be (i) if the Common Stock is listed on a securities exchange (including The Nasdaq Stock Market), the closing sales price on such exchange on such day or, in the absence of reported sales on such day, the mean between the reported closing bid and asked prices on such exchange on such day, or (ii) if the Common Stock is not listed on a securities exchange (including The Nasdaq Stock Market), the mean between the closing bid and asked prices as quoted by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for such day; provided, however, that, if there are no such quotations or if it is determined that the fair market value is not properly reflected by such NASDAQ quotations or the Common Stock is not traded on an exchange or over the counter, fair market value shall be determined by such other method as the Compensation Committee determines to be reasonable. Notwithstanding the foregoing, if on, or within ten (10) days prior to, the date of grant of any options a registration statement filed by the Company with the SEC in connection with a public offering of Common Stock becomes effective, the fair market value of a share of such Common Stock shall be the public offering price per share of Common Stock being offered pursuant to such offering.

LIMITATIONS ON GRANT OF OPTIONS. Except as may be specifically limited by the terms of the Option Plan, the granting of options is made at the sole discretion of the Compensation Committee. Further, the aggregate fair market value of the Company's Common Stock (determined at the date of the option grant) for which an employee may be granted incentive stock options which first become exercisable in any calendar year under the Option Plan may not exceed $100,000. Options granted pursuant to the Option Plan are not transferable during an optionee's lifetime.

OPTION PERIOD. The term of and any vesting schedule (whether the option will be exercisable immediately, in stages or otherwise, or the vesting will be based upon any condition such as the operating performance of the Company) for an option granted under the Option Plan is established by the Compensation Committee, but the term may not be more than ten years from the date of grant of the option, except that, in the case of a person receiving an incentive stock option who at such time owns the Company's Common Stock representing more than 10% of the Company's Common Stock outstanding at the time the option is granted, the term of such incentive stock option shall not exceed five years from the date of grant of the option. In general, options will not be exercisable after the expiration of their term. Furthermore, the Compensation Committee has the authority and discretion to determine the time frame in which an optionee has to exercise his options (subject to the ten-year limitation from date of grant) in the event of his termination of employment due to death, disability, termination without cause, retirement, voluntarily leaving the Company and change in control.

NONTRANSFERABILITY. No option granted under the Option Plan is transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, subject to any transfer pursuant to a qualified domestic relations order, each option will be exercisable, during the lifetime of an optionee, only by such optionee.

MANNER OF EXERCISE AND PAYMENT FOR OPTIONS. Options granted under the Option Plan shall be exercised by an optionee (or upon his or her death by his or her personal representative, executor or administrator), as to all or part of the Common Stock covered by the options which have vested (subject to any minimum numbers of shares that must be purchased at any time under the terms of a particular stock option agreement), by giving written notice of exercise to the Company specifying the number of shares to be purchased and accompanied by payment of the full purchase price for the shares being purchased. Payment in full of such purchase price is to be made (a) by check payable to the Company or
(b) with the  prior  consent  of the  Compensation  Committee  or to the  extent provided in the applicable option agreement, by tendering to the Company previously acquired shares of Common Stock having a fair market value
(determined as of the date such options are exercised) equal to the entire purchase price, or (c) with the prior consent of the Compensation Committee or to the extent provided in the applicable option agreement, by a combination of
(a) and (b) above. No shares of Common Stock can be issued until full payment therefore has been received by the

Company, and no optionee has any of the rights of a shareholder of the Company until the certificates for such shares of Common Stock are issued to the optionee following the exercise of his or her options.

RECAPITALIZATION, CONSOLIDATION AND SIMILAR TRANSACTIONS. In the event of any stock split, stock dividend, combination of shares, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any options theretofore granted under the Option Plan are outstanding but unexercised, the Compensation Committee shall make such adjustments in the character and number of shares subject to such options and in the option price, as shall be equitable and appropriate in order to make such options, as nearly as may be practicable, equivalent to such options immediately prior to such change, subject to complying with any requirements of the Code in the event that incentive stock options are involved. In the event that the Reverse Stock Split is approved by the shareholders and effectuated by the Company, the outstanding options under the Option Plan at the effective date of the Reverse Stock Split shall be adjusted as to their number and option price as described in "Effect of the Reverse Stock Split Proposal" in "ITEM 2. AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT" in "PROPOSALS."

EFFECT OF ACQUISITION OF COMPANY. In the event of any sale of assets, merger, consolidation, combination or other corporate reorganization of the Company with or into another entity which results in the outstanding Common Stock of the Company being converted into or exchanged for different securities, cash or other property, each outstanding option, subject to the other provisions of the Option Plan and any limitations applicable to a particular option, may be assumed by the successor entity (or a parent or subsidiary of such successor entity) or the optionee may receive from such successor entity (or a parent or subsidiary of such successor entity) a new option for such outstanding option, which new option shall be, as nearly as may be practicable, equivalent to the outstanding option and in conformity with Section 424(a) of the Code and the regulations thereunder, if applicable.

AMENDMENT AND TERMINATION OF OPTION PLAN. The Board may at any time amend, modify or terminate the Option Plan except with respect to outstanding options, but may not make any amendment to the Option Plan which increases the maximum number of shares which may be subject to awards of options (except in connection with recapitalizations or similar transactions, see "Recapitalization, Consolidation and Similar Transactions"), which materially increases the benefits accruing to participants under the Option Plan or which changes the class or persons eligible for the grant of options or otherwise materially modifies the requirements for eligibility for participation in the Option Plan, unless such action of the Board shall be approved or ratified by the shareholders of the Company. The Board may also terminate the Option Plan prior to its expiration date, after which no further options may be granted under the Option Plan.

FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the applicable Federal income tax consequences of options granted under the Option Plan based on U.S. Federal income tax laws in effect on the date of this Proxy Statement.

INCENTIVE STOCK OPTIONS. No taxable income is recognized by a holder of an option (an "optionee") upon the grant or exercise of an incentive stock option ("ISO"). No taxable ordinary income is recognized by an optionee upon the disposition of an ISO by an optionee (except to the extent the ISO affects the determination of the optionee's alternative minimum taxable income under Section 56 of the Code, as discussed in the paragraph below entitled "Alternative Minimum Taxable Income Adjustment"), provided (i) no disposition of any share of Common Stock issued pursuant to the exercise of the ISO is made by the optionee within two (2) years from the date of the grant of the ISO nor within one (1) year after the transfer of such share to him or her (a disposition within either of such periods is hereinafter referred to as a "disqualifying disposition"); and (ii) the optionee was an employee of the Company at all times from the date of the grant of the ISO to the date, generally, three (3) months before the date of such exercise (the optionee is "continuously employed") (that is, the optionee may exercise the ISO within three (3) months following his or her termination of employment without the recognition of taxable income on such exercise).

If any share of Common Stock is transferred to an optionee pursuant to his or her exercise of an ISO, and if no disqualifying disposition of such share is made by the optionee and the optionee is continuously employed by the Company, then upon the subsequent disposition of such share by the optionee, (i) any amount realized in excess of the option exercise price is treated as long-term capital gain (subject to various tax rates depending on how long such share is held); (ii) any loss sustained is a long-term capital loss; and (iii) no deduction under Section 162 of the Code (relating to trade or business expenses) ("employer tax deduction") is allowed to the Company for federal income tax purposes.

If any share of Common Stock transferred to an optionee pursuant to his or her exercise of an ISO is disposed of by the optionee in a disqualifying disposition, then for the taxable year of such disposition (i) the optionee recognizes ordinary compensation income in an amount equal to the lesser of (a) the excess, if any, of the fair market value of such share at the time of the exercise of the option over the option exercise price and (b) the amount realized on such disposition over the option exercise price; (ii) the basis of such share is then increased by the amount of any income recognized, and any additional gain or loss recognized by the optionee with respect to such share is treated as short-term or long-term capital gain or loss (as the case may be); and (iii) the Company is allowed an employer tax deduction in an amount equal to the optionee's ordinary compensation income described in (i) above.

NONQUALIFIED STOCK OPTIONS. With respect to non-qualified stock options ("NSOs"): (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to an employer tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which federal income tax withholding will be required.

ALTERNATIVE MINIMUM TAXABLE INCOME ADJUSTMENT. The exercise by an optionee of an ISO granted under the Option Plan may subject the optionee to alternative minimum tax ("AMT") under Section 56 of the Code. Under Section 56(b)(3) of the Code, for purposes of computing the amount of the alternative minimum taxable income ("AMTI") of an individual for any taxable year, (i) Section 83 (relating to NSOs) as opposed to Section 421 (relating to ISOs) of the Code applies to the transfer of a share of Common Stock pursuant to the exercise of an ISO (that is, the ISO is treated as an NSO) and (ii) the optionee must treat the difference, if any, between the fair market value of the ISO and the option exercise price as an adjustment in determining AMTI under Section 56(b)(3) of the Code in the first taxable year in which the optionee's rights in such share are either transferable or are not subject to a substantial risk of forfeiture under
Section 83(a) of the Code. An optionee may alter the timing and amount of such an AMTI adjustment, if any, by filing with the Internal Revenue Service an election under Section 83(b) of the Code within thirty (30) days after the date of the exercise of an ISO. Such an AMTI adjustment, if any, is also added to the basis of such share for purposes of determining adjusted gain or loss under the AMT upon disposition of such share. No such AMTI adjustment is required if the exercise of an ISO and the subsequent disposition of such share occur within the same taxable year.

REGISTRATION OF UNDERLYING COMMON STOCK. On February 11, 1994, the Company filed a registration statement on Form S-8 with the Commission in order to register 1,687,914 shares of Common Stock then issuable under the Option Plan. So long as such registration statement remains effective under the Act, the first 1,687,914 shares of Common Stock issued upon the exercise of outstanding options under the Option Plan will be immediately and freely tradable without restriction under the Act, subject to applicable volume limitations, if any, under Rule 144 and, in the case of executive officers and directors of the Company, Section 16 of the Exchange Act. It is contemplated that the Company will at the appropriate time file an additional registration statement on Form S-8 in order to register the additional shares (including the increased number of shares reserved if the Company's shareholders approve an increase in the number of shares of Common Stock issuable pursuant to the Option Plan from 3,250,000 to 4,500,000 shares) of Common Stock reserved for issuance under the Option Plan. See "ITEM 3. AUTHORIZATION OF ADDITIONAL SHARES UNDER OPTION PLAN" in "PROPOSALS."

OUTSTANDING OPTIONS. As of the Record Date, a total of 3,103,190 options were granted and had not expired or been forfeited, of which 194,638 were exercised and 2,908,552 options were outstanding (of which 1,671,000 options were held by executive officers and directors of the Company as a group, see "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-Ended Option Values" and 417,625 options are presently exercisable). These options, which are held by 86 persons, are exercisable at prices ranging from $.897 per share to $2.53 per share and are exercisable through various expiration dates from 1999 to 2005.

RECENT PRICE OF COMMON STOCK. On April 26, 1999, the last reported sales price of the Common Stock of the Company on The Nasdaq Stock Market was $.66 per share.


DEFERRED COMPENSATION PLANS FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

Effective January 1, 1988, the Company established a deferred compensation plan (the "1988 Deferred Compensation Plan") for executive officers and key employees of the Company. The employees eligible to participate in the 1988 Deferred Compensation Plan (the "Participants") are chosen at the sole discretion of the Board, upon a recommendation from the Compensation Committee. Pursuant to the 1988 Deferred Compensation Plan, commencing on a Participant's retirement date, he or she will receive an annuity for ten years. The amount of the annuity shall be computed at 30% of the Participant's salary, as defined. Any Participant with less than ten years of service to the Company as of his or her retirement date will only receive a pro rata portion of the annuity. Retirement benefits paid under the 1988 Deferred Compensation Plan will be distributed monthly. The Company paid benefits under this plan of approximately $16,000 during 1998, none of which was paid to any executive officer. The maximum benefit payable to a Participant (including each of the executive officers) under the 1988 Deferred Compensation Plan is presently $30,000 per annum.

During 1996, the Company established a second deferred compensation plan (the "1996 Deferred Compensation Plan") for executives of the Company. The executives eligible to participate in the 1996 Deferred Compensation Plan are chosen at the sole discretion of the Board upon a recommendation from the Compensation Committee. The Company may make contributions each year in its sole discretion and is under no obligation to make a contribution in any given year. For 1998 the Company contributed $192,000 under this plan. Participants in the plan will vest in their plan benefits over a ten-year period. If the participant's employment terminates due to death, disability or a change in control of management, he or she will vest 100% in all benefits under the plan. Retirement benefits will be paid, as selected by the participant, based on the sum of the contributions made and any additions based on investment gains. One executive officer of the Company has been chosen as a participant in the 1996 Deferred Compensation Plan.

401(k) PLAN

The Company maintains a 401(k) Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Code. All full-time employees of the Company over the age of 21 are eligible to participate in the 401(k) Plan after completing 90 days of employment. Each eligible employee may elect to contribute to the 401(k) Plan, through payroll deductions, up to 15% of his or her salary, limited to $10,000 in 1998. The Company makes matching contributions and in 1998 its contributions were in the amount of 25% on the first 6% contributed of each participating employee's salary.

EMPLOYMENT AGREEMENTS

THE GOLDBERG AGREEMENTS

In May 1995, the Company entered into new employment agreements with each of Paul Goldberg, then its Chief Executive Officer, and Bruce M. Goldberg, its President and then Chief Operating Officer, to take effect on June 1, 1995 (collectively the "Goldberg Agreements"). The Goldberg Agreement for Paul Goldberg extends the term of his employment until December 31, 2000, subject to earlier termination as a result of his retirement as hereinafter described, and provides for a base salary effective as of June 1, 1995, of $250,000 per annum, subject to an annual increase commencing as of January 1, 1996 (which increase shall be prorated for the period between June 1, 1995 and December 31, 1995) equal to the greater of 4% per annum or the increase in the cost of living. In December 1996, the Goldberg Agreement for Paul Goldberg was amended resulting in, among other changes (see below), a reduction in his base salary of $25,000 per annum for calendar year 1997 and each calendar year thereafter during the term of his employment. The Goldberg Agreement for Bruce M. Goldberg extends the term of his employment until December 31, 2000, and provides for a base salary effective as of June 1, 1995, of $275,000 per annum, subject to the same annual increase formula as for Paul Goldberg under his Goldberg Agreement. Under the Goldberg Agreements, as amended in December 1996 as to Paul Goldberg, Paul Goldberg and Bruce M. Goldberg are each entitled to receive an annual cash bonus equal to 3% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual bonus compensation for each of Paul Goldberg and Bruce M. Goldberg is limited in any year to an amount no greater than two times his respective base salary for the applicable year. Messrs. Goldberg, as well as the other executive officers of the Company (Messrs. Flanders and Gordon), voluntarily took a reduction in their respective base salaries for the second half of 1996 (the "Salary Reductions"). The aggregate amount of the Salary Reductions for all four executive officers was approximately $76,000. The Compensation Committee of the Board authorized at such time that the Salary Reductions be paid as additional base salary in 1997 and, if necessary, in 1998 out of available pre-tax earnings of the Company. As a result of the attainment of certain levels of pre-tax earnings, the Salary Reductions were paid in full in 1997.

On May 27 and August 21, 1998 the Board of Directors of the Company held meetings during which it approved a relocation package (the "Relocation Package") pursuant to which the Company would pay certain costs and expenses associated with Bruce M. Goldberg's relocation from Florida to California on behalf and for the benefit of the Company, including, without limitation, moving expenses, rental of temporary living quarters, costs associated with house hunting trips, a $20,000 non-accountable allowance for miscellaneous expenses and the closing costs associated with the purchase and financing of a house in California by Bruce M. Goldberg. The Relocation Package also provided, among other things, that Bruce M. Goldberg would receive (i) a gross-up of compensation and other amounts paid to him to cover federal, state and local tax liabilities incurred by him as a result of his receiving certain payments with respect to the Relocation Package and/or otherwise associated with his relocation; (ii) payment of any bonus under his Goldberg Agreement on a pro rata basis through June 1998 immediately with any additional amounts of bonus to be paid on the same pro rata basis for the second half of 1998; (iii) as of September 1, 1998, the Company would pay all expenses related to Bruce M. Goldberg's house in Miami until such house was sold (including, without limitation, payments of principal and interest on the home's first mortgage), subject to his remitting any rental income he is able to derive from such house, and reimburse Bruce M. Goldberg for any loss suffered in connection with the sale of such house; and (iv) a loan from the Company in the principal amount of $125,000 bearing interest at the rate of five (5%) per annum, repayable interest only for five (5) years and four months, then principal and interest amortized over twenty (20) years with a balloon payment after fifteen (15) years and secured by a second mortgage on his home in Miami. In March 1999, Bruce M. Goldberg's house in Miami was sold and the second mortgage securing the $125,000 loan was released.

The Goldberg Agreements, as amended, together with the employment agreements then in existence between the Company and each of Howard L. Flanders and Rick Gordon, as amended, provided for the granting of an aggregate of 1,000,000 stock options pursuant to the Option Plan as additional incentive compensation for such four executive officers (collectively, the "1995 Options"). Pursuant to their respective employment agreements, Paul Goldberg and Bruce M. Goldberg were granted 1995 Options covering 250,000 and 450,000 shares of the Company's Common Stock, respectively, and each of Messrs. Flanders and Gordon were granted 150,000 shares. The 1995 Options are immediately exercisable over a ten-year period from the date of grant (until June 7, 2005), subject to the vesting schedule set forth below and, in the case of Messrs. Flanders and Gordon, subject to an exercise installment schedule through 2002 and further subject to generally attempting to maintain at least through 2002 as many of the 1995 Options as possible as incentive stock options. Each of the 1995 Options has an exercise price of $1.875 per share. The 1995 Options granted to each of the executive officers will vest in no event later than nine years from the date of grant, subject to earlier vesting in the following percentage increments based upon the Company attaining net earnings per share on a primary ("basic") basis in any year from 1995 through 2000, inclusive, in at least the following amounts:

           PERCENTAGE OF                                  NET EARNINGS
         OPTIONS VESTED (%)                               PER SHARE ($)
         ------------------                               -------------
                25%.......................................     $.18
                50........................................      .22
                75........................................      .28
               100........................................      .38

In addition, in the event that the employment of Paul Goldberg or Bruce M. Goldberg with the Company is terminated without cause (as defined in each of such executive officer's employment agreement) by the Company, the 1995 Options held by such terminated executive officer shall become immediately 100% vested. Furthermore, if there is a change in control (as defined in the employment agreement of each of the four executive officers, including Messrs. Flanders and Gordon) of the Company, the 1995 Options, as well as all other unvested options, held by each of the four executive officers shall become immediately 100% vested and exercisable. No early vesting has yet occurred as a result of the Company's net earnings per share or otherwise.

Under the Goldberg Agreement for Paul Goldberg, as amended, he is able to elect, in his sole discretion, to retire at any time (the "Retirement Election"). Upon the earlier to occur of the Retirement Election or at the expiration of the term of his Goldberg Agreement, as amended, the Company will be obligated to pay Paul Goldberg (in addition to any other compensation he may be entitled to upon termination), and his spouse upon his death, a retirement benefit of $100,000 per annum until the later of the death of Paul Goldberg or his spouse, provide him and his spouse, without cost, until the later of their respective deaths, at least the same level of medical and health insurance benefits as was provided prior to his retirement and continue to pay the premiums on the life insurance policy insuring his life as described under "Summary Compensation Table" hereinabove.

The Goldberg Agreements, as amended, also provide certain additional benefits to each of Paul Goldberg and Bruce M. Goldberg, including participation in the Company benefit plans and continuance in the event of disability of all their respective compensation and other benefits in the case of Paul Goldberg until January 1, 1999 (subject thereafter to providing the retirement and health benefits described above) and in the case of Bruce M. Goldberg for two years.

The Goldberg Agreements, as amended, also provide that, in the event of change in control (as defined) of the Company, each of Paul Goldberg and Bruce M. Goldberg shall have the option in his sole discretion to terminate his Goldberg Agreement. In such event, Paul Goldberg would be entitled to elect (in lieu of electing to continue to receive some or all of the compensation, payments and benefits as and when due under his Goldberg Agreement, as amended) to receive a lump sum payment equal to the sum of (i) Paul Goldberg's compensation due through the greater of the end of the term of his Goldberg Agreement, as amended, or three years after the change in control, (ii) the present value (assuming a certain discount rate and life expectancy) of the retirement payments payable to Paul Goldberg commencing from the later of the end of the term or three years after the change in control until his death, (iii) an amount sufficient to pay, until the later of his or his spouse's death, the premium for at least the same level of health insurance benefits as was provided before the change in control and (iv) an amount sufficient to pay until his death, the premiums on the life insurance policy insuring his life as described under "Summary Compensation Table." Similarly, under the Goldberg Agreement for Bruce
M. Goldberg, in the event of a change in control and Bruce M. Goldberg's election to terminate his Goldberg Agreement, Bruce M. Goldberg at his option will be entitled to elect to receive a lump sum payment equal to his compensation due through the later of the end of the term of his Goldberg Agreement or three years after the change in control or for such period to continue to receive such compensation as and when due under the Goldberg Agreement. In August 1998, the Goldberg Agreements, as amended, and the employment agreements then in existence of each of Howard L. Flanders and Rick Gordon described below, were amended to provide for reimbursement of, and a gross-up for, any federal tax liability imposed pursuant to Section 4999 or
Section 280G (or any successor provisions) of the Internal Revenue Code of 1986, as amended, and any similar state or local taxes, as a result of a change in control payment, consideration and/or benefit made or provided by the Company pursuant to such employment agreements.

THE FLANDERS/GORDON AGREEMENTS

In May 1995,  the Company  entered into an employment  agreement  with Howard L.
Flanders, then its Vice President, Chief Financial Officer and Corporate Secretary (as amended, the "Flanders 1995 Agreement"), and Rick Gordon, its
Senior Vice President of Sales (as amended, the "Gordon 1995 Agreement" and collectively with the Flanders Agreement, the "Flanders/Gordon 1995 Agreements"). The Flanders/Gordon 1995 Agreements each expired on December 31, 1998, and provided for a base salary, effective as of March 1, 1995, of $157,500 per annum for Mr. Flanders and $163,000 per annum for Mr. Gordon, subject to an annual increase commencing as of January 1, 1996, equal to the greater of 5% per annum or the increase in the cost of living and subject to their respective Salary Reduction for 1996. Under the Flanders/Gordon 1995 Agreements, Messrs. Gordon and Flanders were entitled to receive an annual cash bonus equal to 2% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual cash bonus compensation was limited in any year to an amount no greater than such executive's base salary for the applicable year. Pursuant to the Flanders/Gordon 1995 Agreements, each of Messrs. Gordon and Flanders were granted 150,000 of the 1995 Options. The Flanders/Gordon 1995

Agreements also provided for certain additional benefits, including participation in the Company benefit plans and continuance of all their respective compensation and other benefits for two years in the event of disability. Further, if Mr. Gordon or Mr. Flanders were to be terminated without cause, he was entitled to receive severance benefits equal to the greater of two-years compensation or the remainder of the compensation due under the applicable Flanders/Gordon 1995 Agreement. Additionally, under the Flanders/Gordon 1995 Agreements, the Company will pay premiums under a life insurance policy for each of Messrs. Gordon and Flanders with the beneficiary to be as designated by Mr. Gordon or Mr. Flanders, respectively, as described under "Summary Compensation Table" above. The Flanders/Gordon 1995 Agreements also provided that, in the event of a change in control (as defined) of the Company, each of Mr. Gordon and Mr. Flanders would have the option in his sole discretion to terminate the applicable Flanders/Gordon 1995 Agreement. In such event, Mr. Gordon or Mr. Flanders, at his option would have been entitled to elect to receive a lump-sum payment equal to his respective compensation due through the later of the end of the term of the applicable Flanders/Gordon 1995 Agreement or two years after the change in control or for such period to continue to receive such compensation as and when due under such Flanders/Gordon 1995 Agreement. As noted above, the Flanders/Gordon 1995 Agreements expired on December 31, 1998 and, accordingly, the Company is currently discussing with each of Messrs. Gordon and Flanders the terms upon which the Flanders/Gordon 1995 Agreements will be extended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board consists of Sheldon Lieberbaum and S. Cye Mandel, both being independent, non-employee Directors of the Company. See "BOARD COMMITTEES - Compensation Committee." Since January 1, 1998 to the date hereof, neither member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

                          STOCK PRICE PERFORMANCE CHART


The following graph compares the five-year cumulative total returns* of the Company's Common Stock with the NASDAQ Market Index and the Electronic Parts and
Equipment Peer Group Index (SIC Code 5065). The stock price performance shown below is not necessarily indicative of future price performance.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE ELECTRONIC PARTS AND EQUIPMENT
                    PEER GROUP INDEX AND NASDAQ MARKET INDEX*

                    (GRAPHICAL REPRESENTATION OF DATA BELOW)

                                                            FISCAL YEAR ENDED DECEMBER 31
                                          ----------------------------------------------------------------
                                                 1993      1994       1995       1996      1997       1998
COMPANY                                        100.00     71.43      88.10      38.10     54.76      30.95
THE ELECTRONIC PARTS AND
EQUIPMENT PEER GROUP INDEX                     100.00     92.95     111.25     128.69    132.52     100.20
NASDAQ MARKET INDEX                            100.00    104.99     136.18     169.23    207.00     291.96

-----------------------
*Assumes the investment of $100 on January 1, 1994 and reinvestment of dividends (no dividends were declared on the Company's Common Stock during the period).

                                    PROPOSALS

ITEM 1.  ELECTION OF DIRECTORS

It is intended that the votes will be cast pursuant to the accompanying proxy for the nominees named below, unless otherwise directed. The Board has no reason to believe that such nominees will become unavailable; however, in the event that such nominees should be unavailable, proxies solicited by the Board will be voted for the election of substitute nominees designated by the Board.

Bruce M.  Goldberg  has been a member  of the  Board  since  1987 and  Howard L.
Flanders has been a member of the Board since 1992. The names of the nominees and the terms and class are set forth below. For biographical and other information regarding such nominees, see "BOARD OF DIRECTORS."

                         NOMINEE                     TERM         CLASS
                         -------                     ----         -----

                         Bruce M. Goldberg          3 years          II

                         Howard L. Flanders         3 years          II

Proxies cannot be voted for a greater number of persons than the two nominees named above.

The nominees for directors who receive a plurality of the votes cast by the holders of the Shares will be elected. Abstention (withheld authority) and broker or nominee non-votes are not counted in determining the number of shares voted for or against any nominee for director.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD.

ITEM 2.  AMENDMENT TO  CERTIFICATE  OF  INCORPORATION  TO EFFECT A REVERSE STOCK
         SPLIT

GENERAL

It is intended that the votes will be cast pursuant to the accompanying proxy for the approval of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split, unless otherwise directed.

The Board has approved the proposal for the Reverse Stock Split subject to shareholder approval. The Reverse Stock Split proposal must be approved by the holders of a majority of the Shares of the Company. The proposal for the Reverse Stock Split is referred to hereinafter as the "Reverse Stock Split Proposal."

Except for an adjustment which may result from the rounding up of fractional shares as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each shareholder did immediately prior to the Reverse Stock Split. The Reverse Stock Split will be effected by an amendment to the Company's Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment") and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware (the "Effective Date"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

At the Effective Date, each five shares of Common Stock issued and outstanding will automatically be reclassified and converted into one share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, any fractional shares will be rounded up to the nearest whole share. Each shareholder immediately prior to the Reverse Stock Split will continue to be a shareholder immediately after the Reverse Stock Split.

The Company expects that, after the Reverse Stock Split Proposal is approved by the shareholders of the Company, the Reverse Stock Split Amendment will be filed promptly. However, notwithstanding approval of the Reverse Stock Split Proposal by the shareholders, the Board of the Company may elect not to file, or to delay the filing of, the Reverse Stock Split Amendment, if the Board determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company and its shareholders. The actual timing of such filing (and whether such filing is made) will be determined by the Board based upon their evaluation as to when such action will be most advantageous to the Company and its shareholders. In addition, the Board may make any and all changes to the Reverse Stock Split Amendment that it deems necessary to give effect to the intents and purposes of the Reverse Stock Split.

REASONS FOR THE REVERSE STOCK SPLIT

The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. The Company believes that the Reverse Stock Split will aid the Company in remaining eligible for listing on The Nasdaq Stock Market, Inc. ("The Nasdaq Stock Market").

In response to notice provided by the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market, the Company has proposed to effect the Reverse Stock Split in order to comply with the minimum bid price requirement for continued inclusion of the Common Stock on The Nasdaq Stock Market, pursuant to Marketplace Rule 4450(a)(5) under Maintenance Standard 1. On March 17, 1999, the Company was advised by the Nasdaq Listing Qualifications Department that, based upon its review of the Company's closing stock price for the past thirty days, the Company's Common Stock had failed to maintain a closing bid price of greater than or equal to $1.00 for any trading day during such period as required under The Nasdaq Stock Market maintenance standards (the "Nasdaq Maintenance Standards") for a stock to be continued to be listed on The Nasdaq Stock Market. Although no delisting action was initiated at that time, the Company was provided ninety (90) calendar days in which to regain compliance with this maintenance standard. In the event that during the period ending June 17, 1999 (or any extended period granted by The Nasdaq Stock Market in its sole discretion upon application by the Company) the closing bid price of the Company's Common Stock is not greater than or equal to $1.00 for a minimum of ten (10) consecutive trading days, the Company's Common Stock would be delisted at the opening of business on June 21, 1999. The Company believes, but cannot assure, that the Reverse Stock Split will enable the Common Stock to trade above the minimum bid price established by The Nasdaq Stock Market. If, as a result of the Reverse Stock Split, the Company's Common Stock remains eligible for listing on The Nasdaq Stock Market, there can be no assurance that the Common Stock will continue to trade above the minimum bid price or that the Company will continue to meet each of the other Nasdaq Maintenance Standards. See "Other Nasdaq Requirements."

The Company believes that maintaining the listing of the Common Stock on The Nasdaq Stock Market is in the best interests of the Company and its shareholders. Inclusion in The Nasdaq Stock Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a listing on The Nasdaq Stock Market may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on The Nasdaq Stock Market.

The Company also believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the Company's shares of Common Stock because of the reluctance of many brokerage firms to recommend low priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities and the low cost to purchase such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. However, the Board believes that the Reverse Stock Split will enhance the Company's flexibility in the future for financing and capitalization needs. There can, however, be no assurance that the Reverse Stock Split will have any of the foregoing effects.

In the event that the Company's Common Stock is delisted from The Nasdaq Stock Market, trading, if any, in the Company's Common Stock would likely only be conducted in the non-Nasdaq over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.


In addition, if the Common Stock is not listed on The Nasdaq National Market and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Company's Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock

(generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers from effecting transactions in the Common Stock could limit the market liquidity of the Common Stock and the ability of investors to trade the Company's Common Stock.

For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF THE COMMON STOCK AFTER THE REVERSE STOCK SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION BEFORE THE REVERSE STOCK SPLIT OR THAT THE MARKET PRICE FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE. Furthermore, since the Reverse Stock Split will decrease the number of shares outstanding resulting in a substantially smaller public float, it could adversely affect market liquidity, potentially making it more difficult to dispose of shares of the Company's Common Stock.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

After the Reverse Stock Split, each shareholder will own one-fifth as many shares (but the same percentage of the outstanding shares) as such shareholder owned before the Reverse Stock Split; provided, however, that any fractional share will be rounded upward to the nearest whole share. Each shareholder of the Company immediately before the Reverse Stock Split will continue to be a shareholder immediately after the Reverse Stock Split. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one-fifth (without taking into account the effect of rounding up) of the number issuable in respect thereof immediately prior to the Effective Date and the total exercise or conversion prices for all of such shares issuable in respect of Convertible Securities will remain unchanged. For example, a holder of a stock option to purchase 1,000 shares of Common Stock at an exercise price of $1.00 per share prior to the Effective Date would be the holder of a stock option to purchase 200 shares of Common Stock at an exercise price of $5.00 per share at the Effective Date. The number of shares of Common Stock reserved for issuance under the Option Plan would also be reduced after the Effective Date to one-fifth of the number reserved for issuance under the Option Plan prior to the Effective Date. See ITEM 3 below.

The Reverse Stock Split will also result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

The par value of the Common Stock will remain at $0.01 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company's total shareholders' equity. If the Reverse Stock Split is effected, all share and per share information would be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings by the Company with the Securities and Exchange Commission.

The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split but determined that the availability of additional shares may be beneficial to the Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by shareholders or the time delay involved in obtaining shareholder approval (unless approval is required by law or regulation or the rules of The Nasdaq Stock Market). Such purposes could include effecting future acquisitions of other businesses or meeting requirements for working capital or capital expenditures through the issuance of shares. To the extent that any additional shares (or securities convertible into Common Stock) may be issued on other than a pro rata basis to current shareholders, the present ownership position of current shareholders may be diluted. The Common Stock has no preemptive rights. In addition, if another party should seek to acquire or take over control of the Company, and the Board does not believe such transaction is in the best interest of the Company and its shareholders, some or all of the authorized shares could be issued to another party to try to block such transaction.

EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of shareholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. Every five (5) shares of issued Common Stock would be converted and reclassified into one (1) share of post-Reverse Stock Split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of one hundred (100) shares prior to the Effective Date would be the holder of twenty (20) shares at the Effective Date, and the holder of one thousand one (1001) shares prior to the Effective Date would be the holder of two hundred and one (201) shares at the Effective Date.

As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such shareholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that such shareholder holds as a result of the Reverse Stock Split, including shares resulting from the rounding up of any fractional shares. Shareholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence ownership of the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion of material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled, or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion is for general information only and does not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

Except as discussed below, no gain or loss should be recognized by a shareholder who receives only Common Stock upon the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Shareholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares of Common Stock received in exchange therefor. Shares of Common Stock received should have the same holding period as the Common Stock surrendered. Although not free from doubt, the results described above should apply to a shareholder who receives a portion of his or her Common Stock as a result of the rounding up of a fractional share to a whole share. However, it is possible that the receipt of additional Common Stock due to rounding could be wholly or partly taxable.

OTHER NASDAQ REQUIREMENTS

In addition to the minimum bid price per share requirement described above, the Common Stock's continued listing on The Nasdaq Stock Market is subject to the maintenance of other quantitative and non-quantitative requirements, as set forth in the Nasdaq Maintenance Standards. Although the Company believes that it will meet all such requirements on the first full trading day after the Reverse Stock Split has become effective, there can be no assurances that such will be the case, or that other factors will not cause the Company to fail to meet such requirements. The Goldberg Group has indicated that they intend to vote in favor of the Reverse Stock Split Proposal.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

ITEM 3.  AUTHORIZATION OF ADDITIONAL SHARES UNDER OPTION PLAN

The Company proposes to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Option Plan to 4,500,000 shares (the "Reserved Share Increase") prior and without giving effect to the proposed Reverse Stock Split. If the Reverse Stock Split is approved by the Company's shareholders and effectuated by the Company, the number of shares reserved for issuance under the Option Plan would be reduced after the Effective Date to one-fifth of the number reserved for issuance under the Option Plan prior to the Effective Date. Assuming the Reserve Share Increase and the Reverse Stock Split Proposal are approved, the number of shares of the Company's Common Stock reserved for issuance under the Option Plan would be adjusted to 900,000 shares. Prior to the Board's authorization and adoption of the Reserve Share Increase subject to shareholder approval, 3,250,000 shares were reserved for issuance upon the exercise of options granted under the Option Plan. The Company believes that increasing the number of reserved shares will permit greater employee, officer and director participation in the Option Plan and, as a result, will foster initiative, increased performance and greater employee loyalty. In addition, as discussed in ITEM 4 below, it will enable the Company to continue in the future to be able to grant options as incentives to existing employees as well as in order to attract and retain the best qualified personnel.

As of this date, the Company has no commitment to issue any other specific options under the Option Plan other than those previously issued and disclosed herein. However, the Compensation Committee has the authority to issue options, at any time, in its sole discretion. See "EXECUTIVE COMPENSATION - Employees', Officers', Directors' Stock Option Plan" for a discussion of the material features of the Option Plan and "ITEM 4. EXTENSION OF TERM AND EXPIRATION DATE OF OPTION PLAN" for a discussion of the other proposed amendment to the Option Plan made by the Board requiring the approval of the Company's shareholders.

The affirmative vote of a majority of the Shares represented at the Meeting which cast a vote on this proposal is required to approve this proposal. Broker or nominee non-votes are not counted in determining the number of shares voted for or against this proposal. The Goldberg Group has indicated that they intend to vote in favor of this proposal.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

ITEM 4.  EXTENSION OF TERM AND EXPIRATION DATE OF OPTION PLAN

The Company proposes that the term of the Option Plan be extended until and the Option Plan be continued in effect through April 18 , 2009, ten years from the date of the approval by the Board of the amendment to extend the term of the Option Plan. Prior to the Board's authorization and adoption of the extension of the term and expiration date of the Option Plan subject to shareholder approval, the Option Plan would have expired on May 28, 2004, after which no further options could be granted under the Option Plan. This proposal is being made in conjunction with the Reserve Share Increase proposal in order to ensure that the Company will continue in the future to be able to grant options as incentives to those individuals upon whose efforts the Company relies for the continued success and development of its business and to attract and retain the best qualified personnel. The Company believes it is important to demonstrate to its current and future employees the Company's commitment to continue into the future its ability to be able to issue options as one of the available forms of compensation. See "EXECUTIVE COMPENSATION - Employees', Officers', Directors' Stock Option Plan" for a discussion of the material features of the Option Plan and "ITEM 3. AUTHORIZATION OF ADDITIONAL SHARES UNDER OPTION PLAN" for a discussion of the other proposed amendment to the Option Plan made by the Board requiring the approval of the Company's shareholders.

The affirmative vote of a majority of the shares represented at the Meeting which cast a vote on this proposal is required to approve this proposal. Broker or nominee non-votes are not counted in determining the number of shares for or against this proposal. The Goldberg Group has indicated that they intend to vote in favor of this proposal.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

ITEM 5.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Lazar Levine & Felix LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999, unless otherwise directed.

The firm of Lazar Levine & Felix LLP certified the accounts of the Company for the fiscal years ended December 31, 1988 and thereafter. No member of such firm or any associate thereof has any financial interest in the Company or its subsidiaries. A member of such firm is not expected to be present at the Meeting.

Shareholder approval of the Company's auditors is not required under Delaware law. Consistent with past practices, the Board is submitting its selection of Lazar Levine & Felix LLP to its shareholders for ratification in order to determine whether the shareholders generally approve of the Company's auditors. If the selection of Lazar Levine & Felix LLP is not approved by the shareholders, the Board will reconsider its selection.

The affirmative vote of a majority of the Shares represented at the Meeting which cast a vote on this proposal is required to approve this proposal. Broker or nominee non-votes are not counted in determining the number of shares voted for or against this proposal.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                 SHAREHOLDER'S PROPOSALS FOR 2000 ANNUAL MEETING


Any shareholder of the Company who wishes to present a proposal to be considered at the 2000 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement for such meeting must deliver such proposal in writing to the Company at 16115 N.W. 52nd Avenue, Miami, Florida 33014, not later than December 30, 1999. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.


The persons named as proxies for the 2000 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at the meeting. In the event that the Company receives notice of any shareholder proposal no later than forty-five (45) days before the date on which the Company first mailed this Proxy Statement, then, so long as the Company includes in its proxy statement for the 2000 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, except to the extent limited by the rules of the Securities and Exchange Commission governing shareholder proposals.

                                  OTHER MATTERS

The Board has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment or postponements thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998 IS BEING PROVIDED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON SOLICITED HEREUNDER, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING EXHIBITS) FOR THE COMPANY'S YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST BY SUCH PERSON. SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY, ATTENTION: HOWARD L. FLANDERS, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AT THE COMPANY'S ADDRESS STATED HEREINABOVE.

                                            By Order of the Board of Directors,





                                            /s/ HOWARD L. FLANDERS
                                            -----------------------------------
                                                Howard L. Flanders,
                                                Corporate Secretary


April 30, 1999
Miami, Florida

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ALL AMERICAN SEMICONDUCTOR, INC.

                             _____________________

         The undersigned, President and Corporate Secretary of All American Semiconductor, Inc., a Delaware corporation (the "Corporation"), do hereby certify:

         FIRST: That at a special meeting of the Board of Directors the following resolution was duly adopted in accordance with the provisions of
Section 242 of the  General  Corporation  Law of the State of  Delaware  and the
By-laws of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as previously amended, declaring said amendment to be advisable and directing that said amendment be submitted at the next annual meeting of the shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that, subject to obtaining the approval of shareholders of the Corporation holding a majority of the outstanding shares of common stock of the Corporation,
         Article 4 of the Certificate of Incorporation of the Corporation, as previously amended (the "Certificate"), be, and it hereby is authorized and deemed advisable to be, further amended by adding, at the end thereof, the following additional paragraphs (the "Reverse Stock Split Amendment"):

                           "Simultaneously   with  the  effective
                  date of this Certificate of Amendment (the "Effective Date"), all issued and outstanding shares of common stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified as follows: each five
                  (5) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Stock Split") as one share of issued and outstanding common stock ("New Common Stock"), provided, that there shall be no fractional shares of New Common Stock. In the case of any holder of fewer than five (5) shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by five (5), does not result in a whole number (a "Fractional Shareholder"), the fractional share interest of New Common Stock held by any Fractional Shareholder as a result of the Reverse Stock Split shall be rounded up to the nearest whole share of New Common Stock.

                           The  Corporation  shall,  through  its
                  transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

                           From and after the Effective Date, the
                  term "New Common Stock" as used in this Article 4 shall mean common stock as provided in this Certificate of Incorporation. The par value of the common stock shall remain as otherwise provided in Article 4 of this Certificate of Incorporation."


         SECOND: That thereafter, pursuant to the resolution of the Board of Directors, an annual meeting of the shareholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Reverse Stock Split Amendment.


         THIRD: That said amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and, accordingly, Article 4 of the Certificate of Incorporation is amended as provided herein.


         FOURTH: That said amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Bruce M. Goldberg, its President, and Howard L. Flanders, its Corporate Secretary, this _____ day of _________, 1999.


                                             -----------------------------------
                                                 Bruce M. Goldberg, President

                                  ----------------------------------------------
                                     Howard L. Flanders, Corporate Secretary

STATE OF FLORIDA              )
                              ) SS:
COUNTY OF MIAMI-DADE          )

         The foregoing instrument was acknowledged before me this ___ day of _____________, 1999, by Bruce M. Goldberg, as President of All American Semiconductor, Inc., a Delaware corporation, on behalf and as the act and deed of said corporation. He is personally known to me or has produced identification and he swore that the facts stated therein are true and correct.

                                     Sign Name:________________________
                                     Print Name:_______________________
My Commission Expires:                        NOTARY PUBLIC
                                     Serial No (none, if blank):_______

                                                         [NOTARIAL SEAL]




STATE OF FLORIDA              )
                              ) SS:
COUNTY OF MIAMI-DADE          )

         The foregoing instrument was acknowledged before me this ___ day of _____________, 1999, by Howard L. Flanders, as Corporate Secretary of All American Semiconductor, Inc., a Delaware corporation, on behalf and as the act and deed of said corporation. He is personally known to me or has produced identification and he swore that the facts stated therein are true and correct.

                                   Sign Name:________________________
                                   Print Name:_______________________
My Commission Expires:                      NOTARY PUBLIC
                                   Serial No(none, if blank):_______

                                                              [NOTARIAL SEAL]

PROXY
                        ALL AMERICAN SEMICONDUCTOR, INC.
                 ANNUAL MEETING OF SHAREHOLDERS-JUNE 1, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Paul Goldberg and Bruce M. Goldberg, and each of them, as proxies, with full power of substitution to each, for and in the name, place and stead of the undersigned to vote all shares of Common Stock of All American Semiconductor, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 1, 1999, at 10:00 a.m., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, and at any and all postponements and adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3, 4 and 5 on reverse side.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THE PROXY "FOR" EACH OF PROPOSALS 1, 2, 3, 4 AND 5 ON REVERSE SIDE.

     A MAJORITY OF SAID PROXIES PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL OF THE POWER CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. IF THE SHARES ARE HELD IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES.

     Receipt of the Company's 1998 Annual Report and the Notice of Annual Meeting of Shareholders and Proxy Statement relating thereto is hereby acknowledged.
                                                                  --------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  --------------

----------
           PLEASE MARK YOUR
    X      VOTES AS IN THIS
           EXAMPLE
----------

                 FOR   WITHHELD                                                                         FOR  AGAINST ABSTAIN
 1. Election of ------   ------                                  2.  Amend  Company's  Certificate of   -----  -----   -----
    Directors                      Nominees: Bruce M. Goldberg       Incorporation    to   effect   a
                ------   ------              Howard L. Flanders      one-for-five    reverse    stock   -----  -----   -----
                                                                     split.

 Instructions:     To     withhold                               3.  Increase the number of shares of   -----  -----   -----
 authority   to   vote   for   any                                   common   stock    reserved   for
 individual  nominee,  write  that                                   issuance   under  the  Company's   -----  -----   -----
 nominee's   name  in  the   space                                   Employees',           Officers',
 provided below.                                                     Directors'   Stock  Option  Plan
 For,  except vote  withheld  from                                   (the "Option Plan").
 the following nominee(s):
                                                                 4.  Extend  the term and  expiration   -----  -----   -----
 ____________________________________                                date of the Option Plan to April
                                                                     18, 2009.                          -----  -----   -----


                                                                 5.  Ratification of the selection of   -----  -----   -----
                                                                     Lazar  Levine & Felix LLP as the
                                                                     Company's   independent   public   -----  -----   -----
                                                                     accountants  for the year ending
                                                                     December 31, 1999.


                                                                 6.  Upon such  other  matters as may
                                                                     properly  come before the annual
                                                                     meeting    or   any    and   all
                                                                     postponements   or  adjournments
                                                                     thereof.

  SIGNATURE(s)_________________________________________________________ DATED:____________________________________________ , 1999
                    RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

  (NOTE: Please  complete,  date and sign exactly as your name appears  hereon.  When  signing as attorney,  executor,  guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)